          As filed with the Securities and Exchange Commission on June 30, 2000
                                                    Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STATION CASINOS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  NEVADA                                  88-0136443
    (State or Other Jurisdiction of                    (I.R.S. Employee
    Incorporation or Organization)                  Identification Number)

                             2411 WEST SAHARA AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 367-2411
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              STATION CASINOS, INC.
                         1999 STOCK COMPENSATION PROGRAM
                              (Full Title of Plan)

                            ------------------------

                              GLENN C. CHRISTENSON
                             2411 WEST SAHARA AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 367-2411
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, or Agent For Service)

                                   COPIES TO:
                            KENNETH J. BARONSKY, ESQ.
                         MILBANK, TWEED, HADLEY & MCCLOY
                            601 SOUTH FIGUEROA STREET
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 892-4000

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                     Proposed maximum        Proposed Maximum            Amount of
Title of Securities to         Amount to be         Offering price per      aggregate offering         registration
be Registered                 Registered (1)            Share (2)                price (2)                fee (2)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value         1,000,000                $26.25              $26,250,000.00             $6,930.00
     $.01 per share
=========================================================================================================================

         (1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1999 Stock Compensation Program of the Registrant described herein.

         (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on June 26, 2000 and upon the price at which options which have been granted may be exercised.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.           PLAN INFORMATION

                  Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I on Form S-8. Station Casinos, Inc. (the "Company") has delivered or caused to be delivered to each offeree of securities covered by this Registration Statement the Prospectus relating thereto.

Item 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The Company will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Chief Financial Officer, Station Casinos, Inc., 2411 West Sahara Avenue, Las Vegas, Nevada 89102 (telephone - (702) 367-2411).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (a)      Annual Report on Form 10-K for the year ended December 31,
                  1999.

         (b)      Quarterly Report on Form 10-Q for the quarter ending March 31,
                  2000.

         (c)      Current Reports on Form 8-K dated June 12, 2000 and June 28,
                  2000.

         (d) The description of the Common Stock contained in the Registration Statement on Form 8-A filed by the Company under
                  Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and declared effective by the Securities and Exchange Commission (the "Commission") on May 24, 1993, including any amendment or report updating such description of Common Stock.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock offered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4            DESCRIPTION OF SECURITIES

                  Only securities registered under Section 12 of the Exchange Act are being offered.

Item 5            INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the shares of Common Stock offered hereunder and by the Prospectus to which this Registration Statement relates has been passed upon by the Company's legal counsel, Schreck Morris. The audited consolidated financial statements and related schedules of the Company incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP. ("Arthur Andersen"), independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in giving such reports.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 78.751 of Chapter 78 of the Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws contain provisions for indemnification of officers and directors of the Company and in certain cases employees and other persons. The Bylaws require the Company to indemnify such persons to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

                  The Company's Bylaws also provide the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company maintains directors' and officers' liability insurance.

                  The Company has entered into an indemnification agreement (the "Indemnification Agreement") with each director and certain officers, employees and agents of the Company. Each Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against any indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law and (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  This item is not applicable.

Item 8.           EXHIBITS

         *4.1 Restated Articles of Incorporation of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156).

         *4.2 By-laws of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156).

         *4.3 Specimen Common Stock Certificate of the Registrant (Incorporated herein by reference to Registration Statement No. 33-59300).

           5.1    Opinion of Schreck Morris.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Counsel (included in Exhibit 5.1).

         24.1     Power of Attorney (contained on the signature page hereof).

         99.1     Station Casinos, Inc. 1999 Stock Compensation Program.

         99.2     Form of Grant of Option.

         99.3     Form of Share Award Agreement.

-----------------------------

         *        Incorporated by reference.

Item 9.           UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby authorizes any agent for service named in this Registration Statement to file one or more amendments (including, without limitation, post-effective amendments) to this Registration Statement, which amendments may make such changes in the Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints any such agent for service as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement. Each person whose signature appears below hereby ratifies and confirms all that each of the said attorneys-in-fact, or such person's substitute or substitutes, may do or cause to be done by virtue hereof.


                             -----------------------

                                   SIGNATURES

                  THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 30th day of June 2000.

                                      STATION CASINOS, INC.


                                      By: /s/ Frank J. Fertitta III
                                         --------------------------------------
                                         Frank J. Fertitta III
                                         Chairman of the Board,
                                         President, and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                    Title                                    Date
----------                                    -----                                    ----
/s/ Frank J. Fertitta, III                    Chairman of the Board, President,        June 30, 2000
------------------------------------          Chief Executive Officer and Director
Frank J. Fertitta, III
                                              (Principal Executive Officer)


/s/ Glenn C. Christenson                      Executive Vice President, Chief          June 30, 2000
------------------------------------          Financial Officer, Chief
Glenn C. Christenson                          Administrative Officer, Treasurer and
                                              Director

                                              (Principal Financial and Accounting
                                              Officer)


/s/ Blake L. Sartini                          Executive Vice President, Chief          June 30, 2000
------------------------------------          Operating Officer and Director
Blake L. Sartini



/s/ Delise F. Sartini                         Director                                 June 30, 2000
------------------------------------
Delise F. Sartini


/s/ Lorenzo J. Fertitta                       Director                                 June 30, 2000
------------------------------------
Lorenzo J. Fertitta


                                              Director                                 June ___, 2000
------------------------------------
Lowell H. Lebermann, Jr.

                                              Director                                 June ___, 2000
------------------------------------
Richard J. Heckmann


                                              Director                                 June ___, 2000
------------------------------------
R. Hal Dean